UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2005

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with General Instruction B.2. of Form 8-K, the following information and the exhibits referenced therein is being furnished pursuant to Item 2.02 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On October 26, 2005, the Partnership announced via press release its earnings and operating results for the quarter ended September 30, 2005. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

On October 25, 2005, Alliance Resource Partners, L.P. (the “Partnership”) adopted the Second Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (the “Partnership Agreement”), which amends and restates the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. The effective date of the Partnership Agreement is September 15, 2005. The Partnership Agreement amends and restates the provisions of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, to reflect the various numerical changes to the Partnership Agreement resulting from the two-for-one split of the Partnership’s common units approved by the Partnership’s managing general partner on July 26, 2005, having a record date of September 2, 2005 and a payment date of September 15, 2005. A copy of the Partnership Agreement is attached to this Form 8-K as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	3.1	The Second Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P.

	99.1	Alliance Resource Partners, L.P. press release dated as of October 26, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: October 27, 2005

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